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                                                                    Exhibit 10.6

                           RESTRICTED STOCK AGREEMENT
                           --------------------------


        This AGREEMENT (the "Agreement") is made as of May 11, 1998 (the "Date of Grant") by and between Conley, Canitano & Assoc., Inc., an Ohio corporation (the "Company"), and Paul A. Farmer (together with any successors in interest, the "Grantee").

        1. GRANT OF RESTRICTED STOCK. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's 1997 Equity and Performance Incentive Plan (the "Plan"), the Company hereby grants to the Grantee as of the Date of Grant 7,695 shares of Restricted Stock. The Restricted Stock shall be fully paid and nonassessable and shall be represented by a certificate registered in the name of the Grantee and bearing a legend referring to the restrictions hereinafter set forth. The Grantee shall pay the Company $46.70 for each share of Restricted Stock (the "Purchase Price"), payable on the Date of Grant by issuing a Promissory Note to the Company in the form attached hereto as Exhibit A.

        2. RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK. The shares of Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable in accordance with Section 3; provided, however, that the Grantee's interest in the Restricted Stock may be transferred at any time by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Restricted Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock.

        3. VESTING OF RESTRICTED STOCK. On each anniversary of the Date of Grant, the number of shares of Restricted Stock equal to thirty three and one third percent (33.3%) multiplied by the initial number of shares of Restricted Stock specified in this Agreement shall become nonforfeitable on a cumulative basis until all of the shares of Restricted Stock have become nonforfeitable, subject to the Grantee's remaining in the continuous employ of the Company. For the purposes of this Agreement the continuous employment of the Grantee with the Company shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of the Grantee's employment among the Company and its Subsidiaries or a leave of absence of not more than 30 days unless otherwise approved by the Board or a committee thereof

        4. ACCELERATION OF RESTRICTED STOCK AND EFFECT OF CERTAIN TRANSACTIONS. Notwithstanding anything herein to the contrary, all the Restricted Stock covered by this Agreement will become immediately nonforfeitable in the event of a Change in Control of the Company.

        5. COMPANY'S RIGHT OF REPURCHASE.

           (a) REPURCHASE RIGHT. The Company shall have the right (the "Repurchase Right") to repurchase some or all of the Restricted Stock which have become nonforfeitable ("Vested Shares") from the Grantee, upon the occurrence of any of the events specified in Section 5(b) below (the "Repurchase Event"). The Repurchase Right may be exercised by the Company

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within 180 days following the date of such event (the "Repurchase Period"). The
Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the greater of the Purchase Price or the fair market value of the shares, determined as provided in Section 5(c). The Company may assign the Repurchase Right to one or more persons. Upon exercise of the Repurchase Right in the manner provided in this Section 5(a), the Grantee shall deliver to the Company the stock certificate or certificates representing the Restricted Stock being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

            If shares of Restricted Stock are not purchased under the Repurchase Right, the Grantee will hold any such shares in his possession subject to all of the provisions of this Section 5 and Section 6 hereof

            (b) COMPANY'S RIGHT TO EXERCISE REPURCHASE RIGHT. The Company shall have the Repurchase Right in the event that any of the following events shall occur;

                (i) The termination of the Grantee's employment with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntary or involuntarily; or

                (ii) The (x) filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Grantee, or (y) the Grantee being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date and (z) the Grantee being subject to a transfer of Restricted Stock by operation of law, except by reason of death.

            (c) DETERMINATION OF FAIR MARKET VALUE. The fair market value of the Restricted Stock shall be, for purposes of this Section 5 and Section 6, determined as of the date of the Repurchase Event by a Special Committee of the Company's Board of Directors. The Special Committee shall meet annually and determine the Company's fair market value in the event the Company has not conducted an initial public offering of its equity securities.

            (d) EXPIRATION OF COMPANY'S REPURCHASE RIGHT. The Repurchase Right shall remain in effect until the closing of the first public offering of the Company's equity securities registered under the Securities Act of 1933, as amended, or any successor statute, or such other event as a result of which outstanding equity securities of the Company (or any successor entity) shall be publicly traded (an "Initial Public Offering").




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6. COMPANY'S RIGHT OF FIRST REFUSAL.

            (a) EXERCISE OF RIGHT. If the Company does not elect to purchase any Vested Shares within the period specified in Section 5(a) and thereafter the Grantee desires to transfer all or any part of the Vested Shares to any person other than the Company (an "Offeror"), the Grantee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Grantee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Vested Shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 10 days after receipt of the Option Notice, a written counter notice to the Grantee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Grantee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

            (b) SALE OF VESTED SHARES TO OFFEROR. The Grantee may, for 60 days after the expiration of the 10-day option period as set forth in Section 6(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of Section 5 and Section 6.

            (c) ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 6 shall apply with equal force to additional and/or substitute securities, if any, received by the Grantee in exchange for, or by virtue of his ownership of Vested Shares.

            (d) FAILURE TO DELIVER VESTED SHARES. If the Grantee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this
Section 6, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Grantee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Grantee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Grantee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Vested Shares delivered to the Grantee reflecting the restrictions on transfer provided in this Section 6.


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            (e) EXPIRATION OF COMPANY'S RIGHT OF FIRST REFUSAL. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering.

         7. FORFEITURE OF RESTRICTED STOCK. Subject to Section 3, and except as the Board may determine on a case-by-case basis, any shares of Restricted Stock that have not theretofore become nonforfeitable shall be forfeited if the Grantee ceases to be continuously employed by the Company at any time prior to the applicable vesting date. In the event of a termination for cause, all shares of Restricted Stock on which the restrictions described in Section 2 have not lapsed shall be forfeited. For this purpose, cause shall mean that the Grantee has committed prior to termination of employment any of the following acts:

            (a) an intentional act of fraud, embezzlement, theft, moral turpitude, or any other material violation of law in connection with the Grantee's duties or in the course of the Grantee's employment;

            (b) intentional wrongful damage to material assets of the Company;

            (c) intentional wrongful disclosure of material confidential information of the Company;

            (d) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

            (e) intentional breach of any stated material employment policy of the Company.

In the event of a forfeiture, the Company shall pay to the Grantee the lesser of
(i) the fair market value of the forfeited shares or (ii) Purchase Price and the certificate(s) representing the shares of Restricted Stock shall be cancelled.

         8. DIVIDEND, VOTING AND OTHER RIGHTS. Except as otherwise provided herein, the Grantee shall have all of the rights of a shareholder with respect to the shares of Restricted Stock, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the shares of Restricted Stock.

        9. RETENTION OF STOCK CERTIFICATE(S) BY THE COMPANY. The certificate(s) representing the Restricted Stock shall be held in custody by the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with
Section 3. In order for the Grant under this Agreement to be effective, the Grantee must sign and return the attached stock powers to the attention of the Company's President.


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         10. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

         11. TAXES AND WITHHOLDING. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the issuance or vesting of any restricted or nonrestricted Common Shares or other securities pursuant to this Agreement, and the amounts payable to the Company for such withholding are insufficient, it shall be a condition to the issuance or vesting of the Common Shares, as the case may be, that the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Vested Shares that are issued or transferred to the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the fair market value per Common Share of such shares on the date of such surrender.

        12. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or nonrestricted Common Shares or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

        13. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

        14. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

        15. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.

        16. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio.


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        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

                                        CONLEY, CANITANO & ASSOC., INC.



                                        By: /s/ Nicholas A. Canitano
                                           ------------------------------------
                                        Title:  Chairman & CEO
                                              ---------------------------------




        The undersigned Grantee hereby (i) acknowledges receipt of an executed original of this Agreement and (ii) accepts the right to receive the Common Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.


                                        /s/ Paul A. Farmer
                                        ---------------------------------------
                                        Paul A. Farmer

                                        Date:    5-11-98
                                             ----------------------------------


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                                                                       Exhibit A


                                PROMISSORY NOTE
                                ---------------

$359,356.50                                                      May 11, 1998

        Paul A. Farmer (the "Grantee"), FOR VALUE RECEIVED, hereby promises to pay to the order of Conley, Canitano & Assoc., Inc., an Ohio corporation (the "Company "), the principal amount of Three Hundred Fifty-Nine Thousand Three Hundred Fifty-Six Dollars and Fifty Cents ($359,356.50), in lawful money of the United States of America. Such principal amount is due and payable in full on May 11, 2004 (the "Maturity Date").

        The Grantee also promises to pay interest on the unpaid principal amount hereof in like money at the office of the Company at an annual rate of 6%; said interest to accrue for the period beginning on the date hereof and ending on and including the Maturity Date or an earlier date on which the principal amount hereof is paid in full. The accrued interest is payable on (i) June 1 and December 1 of each year prior to the Maturity Date beginning on December 1,1998, and (Ii) the Maturity Date. Interest shall be calculated based on a 360-day year of twelve 304ay months, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under law.

        The Grantee may at any time and from time to time prepay the unpaid principal amount hereof, in whole or in part, without premium or penalty.

        The Grantee shall prepay this Promissory Note in an amount equal to each bonus, if any, paid by the Company, or any affiliate or subsidiary of the Company to the Grantee on or prior to the Maturity Date (it being understood that all such prepayments shall be mede net of any and all withholding taxes associated with each such bonus).

        At any time during the continuance of any Event of Default (as defmed below), the Company, by written notice to the Grantee, may declare the principal of and accrued interest in respect of this Promissory Note to be, whereupon the same will become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Grantee provided that if an Event of Default described in clause (li) below occurs in respect of the Grantee, the result which would otherwise occur only upon the giving of written notice by the Company to the Grantee as specified in this paragraph will occur automatically without the giving of any such notice. For the purposes of this Promissory Note, the term "Event of Default" means (i) the failure by the Grantee to pay when due any amount owed to the Company under this Promissory Note; or (ii) the Grantee's flling a petition or otherwise voluntarily commencing a case or proceeding or filing an answer or other pleading in any proceeding seeking relief under any federal or state bankruptcy, imolvency or debtors' reorganization law, being the voluntary or involuntary subject of an order for relief by any court under any such law, or being adjudicated a "bankrupt," "debtor" or "insolvent" under any such law, or there being appointed under any such law, a "trustee," "receiver" or "custodian" to manage the Grantee's business or properties, or there being commenced under any such law a case or proceeding proposing such an order for relief, adjudication or appointment with respect to the Grantee or the Grantee's business, which proceeding is consented to by the Grantee or which is not dismissed within 90 days after being commenced or (iii) the Grantee ceases to be continuously employed by the Company; provided, however, in the event the Grantee ceases to be continuously employed within one year following a Change in Control (as defined in the Company's 1997 Equity and Performance Incentive Plan) of the Company, this Note shall not be due and payable until six months after Grantee ceases to be an employee, advisor or consultant of the Company.

        The Grantee hereby waives presentment, protest or notice of any kind in connection with this Note. This Note must be construed in accordance with and be governed by the law of the State of Ohio.



                                         /s/ Paul A. Farmer
                                        ---------------------------------------
                                        Paul A. Farmer